                         PRINCIPAL INVESTORS FUND, INC.
                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

        AGREEMENT to be effective September 30, 2005, by and between PRINCIPAL
INVESTORS FUND, INC., a Maryland corporation (hereinafter called the "Fund") and
PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called the
"Manager").

                              W I T N E S S E T H:

        WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

        (a)    Articles of Incorporation of the Fund;

        (b)    Bylaws of the Fund as adopted by the Board of Directors; and

        (c)    Resolutions of the Board of Directors of the Fund selecting the
               Manager as investment adviser and approving the form of this
               Agreement.

        NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of the Fund, and the Manager agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.      INVESTMENT ADVISORY SERVICES

        The Manager will regularly perform the following services for the Fund:

          (a)  Provide investment research, advice and supervision;

          (b)  Provide investment advisory,  research and statistical facilities and all clerical services  relating to research,  statistical and investment work;

          (c)  Furnish to the Board of Directors of the Fund (or any appropriate committee  of  such  Board),  and  revise  from  time  to time as conditions  require,  a  recommended  investment  program for the portfolio of each Series of the Fund consistent with each Series'
               investment objective and policies;

          (d)  Implement such of its recommended  investment program as the Fund shall  approve,  by placing  orders for the  purchase and sale of securities,  subject  always  to the  provisions  of  the  Fund's
               Articles of Incorporation  and Bylaws and the requirements of the
               Investment  Company Act of 1940 (the "1940 Act"),  and the Fund's
               Registration  Statement,  current  Prospectus  and  Statement  of
               Additional Information, as each of the same shall be from time to time in effect;

          (e)  Advise and assist the  officers  of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its
               Board of Directors and any  appropriate  committees of such Board regarding the general  conduct of the investment  business of the
               Fund; and

          (f)  Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem  appropriate in order to enable it to  determine  that the  investment  policies  of the Fund are being observed.

2.             CORPORATE ADMINISTRATIVE SERVICES

        The Manager will provide the following corporate administrative services for the Fund:

          (a)  furnish  the  services  of such  of the  Manager's  officers  and employees  as may be elected  officers or  directors of the Fund,
               subject  to  their  individual   consent  to  serve  and  to  any
               limitations imposed by law;

          (b)  furnish  office space,  and all necessary  office  facilities and equipment, for the general corporate functions of the Fund (i.e., functions other than (i)  underwriting  and  distribution of Fund shares;  (ii) custody of Fund assets,  (iii)  transfer and paying agency  services;  and (iv)  corporate and  portfolio  accounting services); and

          (c)  furnish  the  services  of  executive   and  clerical   personnel
               necessary to perform the general corporate functions of the Fund.

3.             RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS

        The Manager in assuming responsibility for the various services as set forth in this Agreement reserves the right to enter into agreements with others for the performance of certain duties and services or to delegate the performance of some or all of such duties and services to Principal Life
Insurance Company, or one or more affiliates thereof; provided, however, that entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of
Directors.

4.      EXPENSES BORNE BY THE MANAGER

        The Manager will pay:

          (a)  the  organizational  expenses of the Fund and its  portfolios and share  classes,  including  the  Fund's  registration  under  the
               Investment  Company Act of 1940, and the initial  registration of its Capital Stock for sale under the  Securities Act of 1933 with the Securities and Exchange Commission;

          (b)  Compensation  of  personnel,  officers and directors who are also affiliated with the Manager; and

          (c)  Expenses  and  compensation  associated  with  furnishing  office space,  and all necessary  office  facilities and equipment,  and personnel necessary to perform the general corporate functions of the Fund.

5.            COMPENSATION OF THE MANAGER BY FUND

        For all services to be rendered and payments made as provided in
Sections 1, 2 and 4 hereof, the Fund will accrue daily and pay the Manager monthly, or at such other intervals as the Fund and Manager may agree, a fee based on the average of the values placed on the net assets of each Series of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with Schedule 1 attached hereto.

        Net asset value shall be determined pursuant to applicable provisions of the Articles of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this
Section 5 the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets for each day the suspension continues.

        The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

6.      EXPENSES BORNE BY FUND

        The Fund will pay, without reimbursement by the Manager, all expenses attributable to the services described in this Agreement and not specifically identified in this Agreement as being paid by the Manager.

7.      AVOIDANCE OF INCONSISTENT POSITION

        In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

8.      LIMITATION OF LIABILITY OF THE MANAGER

        The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this
Agreement.

9.      COPIES OF CORPORATE DOCUMENTS

        The Fund will furnish the Manager promptly with properly certified or authenticated copies of amendments or supplements to its Articles of
Incorporation or Bylaws. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the
Manager in its efforts to carry out its duties and responsibilities under this
Agreement.

10.     DURATION AND TERMINATION OF THIS AGREEMENT

        This Agreement shall remain in force and in effect from year to year following its execution provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This
Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Series, or by the Manager.
This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in
Section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

11.     AMENDMENT OF THIS AGREEMENT

        No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the
Series to which such amendment relates and by vote of a majority of the directors who are not interested persons of the Manager, Principal Life
Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

12.     ADDRESS FOR PURPOSE OF NOTICE

        Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the
Manager for this purpose shall be the Principal Financial Group, Des Moines,
Iowa 50392-0200.

13.     MISCELLANEOUS

        The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

                PRINCIPAL INVESTORS FUND, INC.

                    /s/Ralph C. Eucher
                By _____________________________________________
                    Ralph C. Eucher, President and Chief Executive Officer

                PRINCIPAL MANAGEMENT CORPORATION

                    /s/A. S. Filean
                By _____________________________________________
                     Arthur S. Filean, Senior Vice President

                                   SCHEDULE 1

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                                                       Management Fee
                      Series                           as a Percentage
                                                    at Daily Average Net
                                                           Assets
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LargeCap S&P 500 Index Fund                               0.15%
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--------------------------------------------------- ----------------------
LifeTime 2010 Fund                                        0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime 2020 Fund                                        0.1225%
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--------------------------------------------------- ----------------------
LifeTime 2030 Fund                                        0.1225%
--------------------------------------------------- ----------------------
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LifeTime 2040 Fund                                        0.1225%
--------------------------------------------------- ----------------------
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LifeTime 2050 Fund                                        0.1225%
--------------------------------------------------- ----------------------
--------------------------------------------------- ----------------------
LifeTime Strategic Income Fund                            0.1225%
--------------------------------------------------- ----------------------
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MidCap S&P 400 Index Fund                                 0.15%
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SmallCap S&P 600 Index Fund                               0.15%
--------------------------------------------------- ----------------------

                                 Management Fee
                                 as a Percentage
                           at Daily Average Net Assets
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                                           First      Next     Next       Over
                                           $500       $500     $500       $1.5
       Series                              million    million  million  billion
--------------------------------------------------------------------------------
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Bond & Mortgage Securities Fund            0.55%      0.53%     0.51%     0.50%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Equity Income Fund                         0.60%      0.58%     0.56%     0.55%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Government & High Quality Bond Fund        0.40%      0.38%     0.36%     0.35%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
High Quality Intermediate-Term Bond Fund   0.40%      0.38%     0.36%     0.35%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
High Yield Fund                            0.65%      0.63%     0.61%     0.60%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Inflation Protection Fund                  0.40%      0.38%     0.36%     0.35%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
International Emerging Markets Fund        1.35%      1.33%     1.31%     1.30%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
International Fund I                       0.90%      0.88%     0.86%     0.85%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
International Fund II                      1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LargeCap Blend Fund I                      0.60%      0.58%     0.56%     0.55%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LargeCap Growth Fund                       0.55%      0.53%     0.51%     0.50%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LargeCap Value Fund                        0.45%      0.43%     0.41%     0.40%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MidCap Blend Fund                          0.65%      0.63%     0.61%     0.60%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MidCap Growth Fund                         0.65%      0.63%     0.61%     0.60%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MidCap Value Fund                          0.65%      0.63%     0.61%     0.60%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Money Market Fund                          0.40%      0.39%     0.38%     0.37%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners Global Equity Fund                0.95%      0.93%     0.91%     0.90%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners International Fund                1.10%      1.08%     1.06%     1.05%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Blend Fund               0.75%      0.73%     0.71%     0.70%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Blend Fund I             0.45%      0.43%     0.41%     0.40%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Growth Fund              1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Growth Fund I            0.75%      0.73%     0.71%     0.70%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Growth Fund II           1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Value Fund               0.80%      0.78%     0.76%     0.75%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Value Fund I             0.80%      0.78%     0.76%     0.75%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners LargeCap Value Fund II            0.85%      0.83%     0.81%     0.80%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners MidCap Growth Fund                1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners MidCap Growth Fund I              1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners MidCap Growth Fund II             1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners MidCap Value Fund                 1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners MidCap Value Fund I               1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners SmallCap Blend Fund               1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners SmallCap Growth Fund I            1.10%      1.08%     1.06%     1.05%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners SmallCap Growth Fund II           1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners SmallCap Growth Fund III          1.10%      1.08%     1.06%     1.05%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners SmallCap Value Fund               1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners SmallCap Value Fund I             1.00%      0.98%     0.96%     0.95%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Partners SmallCap Value Fund II            1.00%      0.98%     0.96%     0.95%
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Preferred Securities Fund                  0.75%      0.73%     0.71%     0.70%
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Real Estate Securities Fund                0.85%      0.83%     0.81%     0.80%
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Short-Term Bond Fund                       0.40%      0.38%     0.36%     0.35%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SmallCap Blend Fund                        0.75%      0.73%     0.71%     0.70%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SmallCap Growth Fund                       0.75%      0.73%     0.71%     0.70%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SmallCap Value Fund                        0.75%      0.73%     0.71%     0.70%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tax-Exempt Bond Fund                       0.50%      0.48%     0.46%     0.45%
--------------------------------------------------------------------------------
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Ultra Short Term Fund                      0.40%      0.39%     0.38%     0.37%
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